Exhibit 99.1

NETSOL Technologies Reports Fiscal Second Quarter 2022 Financial Results

Total net revenues up 17.9% to $15.5 million in Q2 FY 2022

Q2 FY 2022 GAAP net income increased to $1.4 million or $0.13 per diluted share

Annual recurring revenue (SaaS and Support) increased to $25.0 million run rate

CALABASAS, Calif., Feb. 14, 2022 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal second quarter ended December 31, 2021.

Fiscal Second Quarter 2022 and Recent Operational Highlights

●	Subscription (SaaS and Cloud) and support quarterly revenues increased 64% to $9.4 million.
●	Expanded strategic partnership with leading IT and business consulting services firm CGI in Europe; partnership offers NETSOL’s premier, next-generation NFS Ascent® platform to the global finance and leasing industry, supported by CGI’s local business consulting, IT integration, and managed service solutions.
●	NETSOL’s U.S. based mobility startup Otoz expanded its digital automotive retail platform MINI Anywhere® for BMW® Group Financial Services in the U.S. for its key brand MINI®. MINI Anywhere is now live with 12 MINI dealerships as of December – 11 in California and one in Texas; Otoz is also scheduled to onboard additional California- and Texas-based dealers before an expansion into Florida. Long term, the solution has the potential to be rolled out to over 100 MINI dealerships across all 50 states.
●	Attained “Five-Star Premier Business Partner” of the American Financial Services Association (AFSA), supporting the Company’s efforts to gain a deeper and more consistent engagement with both the AFSA team and its member organizations as an industry thought leader.
●	Achieved SOC 2 Type 1 compliance, attesting to NETSOL’s ability to protect client data; SOC 2 Type 1 compliance reinforces NETSOL’s commitment to ensuring the security of its clients’ (and their customers’) data and confirms that all system requirements were designed based on the trust services criteria relevant to the security standards set by the American Institute of Certified Public Accountants.

Fiscal Second Quarter 2022 Financial Results

Total net revenues for the second quarter of fiscal 2022 were $15.5 million, compared with $13.1 million in the prior year period. The increase in total net revenues was primarily driven by an increase in subscription and support revenues of $3.7 million, slightly offset by a decrease in license fees of $631,000 and total services revenues of $667,000.

●	Total license fees were $1.96 million, compared with $2.59 million in the prior year period.

●	Total subscription (SaaS and Cloud) and support revenues were $9.4 million, compared with $5.7 million in the prior year period.

●	Total services revenues were $4.1 million, compared with $4.8 million in the prior year period.

Gross profit for the second quarter of fiscal 2022 increased 26.5% to $7.6 million (or 49.4% of net revenues), compared to $6.0 million (or 46% of net revenues) in the second quarter of fiscal 2021. The increase in gross profit was primarily due to an increase in revenue of $2.4 million, offset by a $751,000 increase in cost of revenues. The increases in cost of sales were primarily due to increases in salaries and consulting costs of $367,000, travel costs of $124,000, depreciation of $15,000, and other costs of $245,000.

Operating expenses for the second quarter of fiscal 2022 were $5.99 million (or 38.7% of sales), compared to $5.96 million (or 45.4% of sales) for the second quarter of fiscal 2021. The increase in operating expenses was primarily due to increases in selling expenses and research and development costs, offset by a decrease in general and administrative expenses.

GAAP net income attributable to NETSOL for the second quarter of fiscal 2022 totaled $1.4 million or $0.13 per diluted share, compared with GAAP net loss of $242,000 or $0.02 per diluted share in the second quarter of fiscal 2021. GAAP net income attributable to NETSOL included a $901,000 gain on foreign currency exchange transactions in the second quarter of fiscal 2022, which was an increase from a gain of $14,000 in the prior year period.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2022 totaled $2.1 million or $0.19 per diluted share, compared with non-GAAP adjusted EBITDA of $617,000 or $0.05 per diluted share in the second quarter of fiscal 2021 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At December 31, 2021, cash and cash equivalents were $25.6 million, a decrease from $33.7 million at June 30, 2021.

Management Commentary

“Our strong momentum continued in the second quarter, and we remain well on track to achieve our growth targets for fiscal 2022,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “Within our core business, the pipeline and mix of opportunities remains robust, particularly in our European and North American growth markets, giving us confidence in our ability to drive additional contract signings over the coming months. Our Otoz Digital Retail Platform, one of our more venture-focused operations, continued to expand through its MINI Anywhere partnership and is now employed by more than 65% of all MINI dealerships in California, with live operations beginning in a second state, Texas, in December; we remain encouraged by the initial response and total opportunity. We are committed to our vision of pushing the boundaries for new ownership and payment models, supporting our customers where they are today and where they want to go in the future, and creating new shareholder value in the process.”

Company CFO Roger Almond added: “Growth in recurring revenues from our subscription and support segment were a key driver of our strong financial performance during the quarter. Importantly, with a larger share of higher margin revenue contributions, our second quarter gross margin increased to nearly 50% of net revenues. We continued to welcome our workforce back across our global footprint during the second quarter, and we expect a return to sales growth with a related increase in expenses to support our increased business activity moving forward. Our cash position remains near record levels, providing the resources to support our core business growth as well as strategic investments in high-return, long-term opportunities, such as the promising work of the Otoz Innovation Lab. With these factors in consideration, we are reiterating our full year revenue outlook of 10% topline growth and 20% subscription revenue growth throughout the balance of the year.”

Conference Call

NETSOL Technologies management will hold a conference call today (February 14, 2022) at 4:15 p.m. Eastern time (1:15 p.m. Pacific time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. Dial-In: 877-407-0789

International Dial-In: 201-689-8562

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be webcast live and available for replay here and via the Investor Relations section of NETSOL’s website.

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until February 28, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13727026.

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of disparate stay at home orders and social distancing requirements imposed internationally by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Dave Gentry

RedChip Companies

407-491-4498

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$25,587,515	$33,705,154
Accounts receivable, net of allowance of $173,589 and $166,231	7,190,759	4,184,096
Accounts receivable - related party, net of allowance of $1,373,099 and $1,373,099	-	-
Revenues in excess of billings, net of allowance of $82,042 and $136,976	18,730,022	14,680,131
Revenues in excess of billings - related party, net of allowance of $8,163 and $8,163	-	-
Other current assets, net of allowance of $1,243,633 and $1,243,633	2,581,401	3,009,393
Total current assets	54,089,697	55,578,774
Revenues in excess of billings, net - long term	985,772	957,603
Convertible note receivable - related party, net of allowance of $4,250,000 and $4,250,000	-	-
Property and equipment, net	10,265,385	12,091,812
Right of use of assets - operating leases	1,029,294	1,345,869
Long term investment	2,921,667	3,155,852
Other assets	33,204	55,127
Intangible assets, net	2,657,204	3,904,656
Goodwill	9,516,568	9,516,568
Total assets	$81,498,791	$86,606,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,394,780	$6,696,035
Current portion of loans and obligations under finance leases	10,147,993	11,366,171
Current portion of operating lease obligations	770,559	857,729
Unearned revenue	3,719,348	4,556,626
Total current liabilities	21,032,680	23,476,561
Loans and obligations under finance leases; less current maturities	120,277	699,841
Operating lease obligations; less current maturities	319,613	564,257
Total liabilities	21,472,570	24,740,659
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,186,070 shares issued and 11,247,039 outstanding as of December 31, 2021 and 12,181,585 shares issued and 11,265,064 outstanding as of June 30, 2021	121,861	121,816
Additional paid-in-capital	129,042,021	129,018,826
Treasury stock (at cost, 939,031 shares and 916,521 shares as of December 31, 2021 and June 30, 2021, respectively)	(3,920,856)	(3,820,750)
Accumulated deficit	(37,206,528)	(38,801,282)
Other comprehensive loss	(34,935,629)	(31,868,481)
Total NetSol stockholders’ equity	53,100,869	54,650,129
Non-controlling interest	6,925,352	7,215,473
Total stockholders’ equity	60,026,221	61,865,602
Total liabilities and stockholders’ equity	$81,498,791	$86,606,261

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Net Revenues:
License fees	$1,955,331	$2,586,504	$1,966,047	$2,589,979
Subscription and support	9,374,869	5,724,802	15,605,258	10,896,665
Services	4,142,762	4,810,154	11,322,418	12,282,194
Total net revenues	15,472,962	13,121,460	28,893,723	25,768,838

Cost of revenues:
Salaries and consultants	5,661,917	5,294,662	11,324,327	9,821,311
Travel	282,836	159,174	496,968	262,926
Depreciation and amortization	728,868	713,749	1,494,603	1,420,998
Other	1,156,754	911,566	2,492,215	1,839,719
Total cost of revenues	7,830,375	7,079,151	15,808,113	13,344,954

Gross profit	7,642,587	6,042,309	13,085,610	12,423,884

Operating expenses:
Selling and marketing	1,807,162	1,558,027	3,427,155	3,167,631
Depreciation and amortization	212,864	221,572	427,135	443,362
General and administrative	3,733,303	4,065,788	7,706,442	7,493,424
Research and development cost	235,390	110,419	510,620	196,408
Total operating expenses	5,988,719	5,955,806	12,071,352	11,300,825

Income from operations	1,653,868	86,503	1,014,258	1,123,059

Other income and (expenses)
Gain (loss) on sale of assets	(80,125)	(52,531)	(190,725)	(74,273)
Interest expense	(90,808)	(94,241)	(191,821)	(197,568)
Interest income	316,253	210,854	759,386	411,675
Gain (loss) on foreign currency exchange transactions	901,016	13,981	2,185,164	310,022
Share of net loss from equity investment	(79,818)	(43,685)	(240,783)	(151,535)
Other income	19,668	45,365	22,697	132,637
Total other income (expenses)	986,186	79,743	2,343,918	430,958

Net income before income taxes	2,640,054	166,246	3,358,176	1,554,017
Income tax provision	(201,506)	(245,434)	(369,133)	(509,728)
Net income (loss)	2,438,548	(79,188)	2,989,043	1,044,289
Non-controlling interest	(1,031,763)	(162,916)	(1,394,289)	(568,839)
Net income (loss) attributable to NetSol	$1,406,785	$(242,104)	$1,594,754	$475,450

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.13	$(0.02)	$0.14	$0.04
Diluted	$0.13	$(0.02)	$0.14	$0.04

Weighted average number of shares outstanding
Basic	11,244,539	11,580,030	11,249,372	11,683,631
Diluted	11,244,539	11,580,030	11,249,372	11,683,631

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$2,989,043	$1,044,289
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,921,738	1,864,360
Provision for bad debts	(33,815)	(175,575)
Share of net loss from investment under equity method	240,783	151,535
Loss on sale of assets	190,725	74,273
Stock based compensation	28,292	165,164
Changes in operating assets and liabilities:
Accounts receivable	(3,243,348)	5,479,516
Revenues in excess of billing	(4,741,806)	4,540,271
Other current assets	304,464	(252,781)
Accounts payable and accrued expenses	56,539	313,869
Unearned revenue	(749,249)	(554,077)
Net cash provided by (used in) operating activities	(3,036,634)	12,650,844

Cash flows from investing activities:
Purchases of property and equipment	(773,953)	(1,249,895)
Sales of property and equipment	201,773	123,194
Investment in associates	-	(93,000)
Net cash used in investing activities	(572,180)	(1,219,701)

Cash flows from financing activities:
Purchase of treasury stock	(100,106)	(1,392,671)
Proceeds from bank loans	188,272	705,338
Payments on finance lease obligations and loans - net	(715,121)	(175,352)
Net cash used in financing activities	(626,955)	(862,685)
Effect of exchange rate changes	(3,881,870)	1,268,359
Net increase (decrease) in cash and cash equivalents	(8,117,639)	11,836,817
Cash and cash equivalents at beginning of the period	33,705,154	20,166,830
Cash and cash equivalents at end of period	$25,587,515	$32,003,647

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months Ended	For the Three Months Ended	For the Six months Ended	For the Six months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net Income (loss) attributable to NetSol	$1,406,785	$(242,104)	$1,594,754	$475,450
Non-controlling interest	1,031,763	162,916	1,394,289	568,839
Income taxes	201,506	245,434	369,133	509,728
Depreciation and amortization	941,732	935,321	1,921,738	1,864,360
Interest expense	90,808	94,241	191,821	197,568
Interest (income)	(316,253)	(210,854)	(759,386)	(411,675)
EBITDA	$3,356,341	$984,954	$4,712,349	$3,204,270
Add back:
Non-cash stock-based compensation	25,289	74,169 #	28,292	165,164
Adjusted EBITDA, gross	$3,381,630	$1,059,123	$4,740,641	$3,369,434
Less non-controlling interest (a)	(1,293,037)	(441,853)	(1,881,916)	(1,140,697)
Adjusted EBITDA, net	$2,088,593	$617,270	$2,858,725	$2,228,737

Weighted Average number of shares outstanding
Basic	11,244,539	11,580,030	11,249,372	11,683,631
Diluted	11,244,539	11,580,030	11,249,372	11,683,631

Basic adjusted EBITDA	$0.19	$0.05	$0.25	$0.19
Diluted adjusted EBITDA	$0.19	$0.05	$0.25	$0.19

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$1,031,763	$162,916	$1,394,289	$568,839
Income Taxes	61,761	44,233	114,427	92,882
Depreciation and amortization	273,822	264,535	561,453	529,100
Interest expense	26,682	28,824	56,082	60,344
Interest (income)	(101,385)	(67,207)	(244,729)	(133,164)
EBITDA	$1,292,643	$433,301	$1,881,522	$1,118,001
Add back:
Non-cash stock-based compensation	394	8,552	394	22,696
Adjusted EBITDA of non-controlling interest	$1,293,037	$441,853	$1,881,916	$1,140,697